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                                                                    EXHIBIT 99.1


[LETTERHEAD OF UNITED STATES SECURITIES AND EXCHANGE COMMISSION, DIVISION OF CORPORATION FINANCE, WASHINGTON, D.C. 20549]



                                  June 13, 2002



Nancy Speaker
Carpenter, Mountjoy & Bressler
2300 Waterfront Plaza
Louisville, Kentucky 40202-4256

        Re:     Delta International Mining and Exploration, Inc.
                File No. 0-29813

Dear Ms. Speaker,

        In your letter dated June 4, 2002, you state the Delta International Mining and Exploration, Inc. (Company) has been a development stage enterprise from inception (November 8, 1996) through March 31, 2002. You state that Carpenter, Mountjoy & Bressler has audited the Company's financial statements for the two years ended September 30, 2000 and 2001 and reviewed the two most recent quarters ended December 31, 2001 and March 31, 2002 to be included in their Form 10-SB/A. However, the financial statements for the years ending September 30, 1999 and 1998, including the amounts for those years included in the cumulative data required by SFAS 7, were audited by other auditors. You state that the Company's financial statements from inception through September 30, 1997 were never audited. The Company proposes labeling the inception to data columns "unaudited" and Carpenter, Mountjoy & Bressler proposes making no reference to the cumulative data and the prior auditors in their report. Based on the information provided, the staff will not object to your proposals.

        The staff's conclusion is based solely on the information included in your letter. Different or additional material information could lead to a different conclusion. If you have any questions regarding this letter, please call me at (202) 942-1913.

                                                Sincerely,

                                                /s/ Leslie A. Overton
                                                --------------------------------
                                                Leslie A. Overton
                                                Associate Chief Accountant